QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

DAVID A. GARBUS
One Boston Place Boston, MA 02108-4404 Main (617) 557-5900 Fax (617) 557-5999 dgarbus@rc.com Direct (617) 557-5955
February 13, 2004

Vaso Active Pharmaceuticals, Inc.
99 Rosewood Drive, Suite 260
Danvers, MA 01923

Re:
Vaso Active Pharmaceuticals, Inc.
Registration Statement on Form S-8 for 75,000 Shares of Class A Common Stock

Ladies and Gentlemen:

        We have acted as counsel for Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), relating to the registration of:

        1.     75,000 warrants granted to the founder of the Company's marketing consultant pursuant to a marketing agreement, dated January 16, 2004, to purchase up to 75,000 shares of the Company's Class A common stock, par value $.0001 per share (each a "Warrant" and collectively, the "Warrants"); and

        2.     75,000 shares of the Company's Class A common stock issuable upon exercise of the Warrants (the "Shares").

        In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, (iii) the By-Laws of the Company, (iv) the marketing agreement under which the Warrants were issued as compensation; and (v) certain minutes of meetings of, and resolutions adopted by, the Board of Directors of the Company.

        We have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents. In addition, we have assumed that (i) the Shares will be issued in accordance with the Warrants, (ii) the full consideration for each Share will be paid to the Company and in no event will be less than the exercise price for each such Share as set forth in the respective Warrant; and (iii) certificates evidencing the Shares will be properly executed and delivered by the Company in accordance with the Delaware General Corporation Law (the "DGCL").

        The opinions herein are limited to the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law, including all provisions of the Delaware Constitution applicable thereto and reported judicial decisions interpreting the Delaware General Corporation Law, and to Federal Law of the united States of America.

        Based on the foregoing, we are of the opinion that:

        1.     The Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby, enforceable against the Company in accordance with the terms thereof (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable).

        2.     The Shares, when issued upon the exercise of the Warrants, will be fully paid and non-assessable.

        We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours,
ROBINSON & COLE LLP
By:	/s/ DAVID A. GARBUS David A. Garbus, a Partner

QuickLinks

Opinion of Robinson and Cole LLP